UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2011

JIANGBO PHARMACEUTICALS, INC.
(Exact name of Registrant as Specified in its Charter)

FLORIDA (State or Other Jurisdiction of Incorporation)	001-34763 (Commission File Number)	65-1130026 (IRS Employer Identification No.)

25 Haihe Road, Laiyang Economic Development Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200 (Address of Principal Executive Offices)	N/A (Zip Code)

(86)535-7282997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 entry into a Material Definitive Agreement.

On July 17, 2011, Jiangbo Pharmaceuticals, Inc. (formerly known as Genesis Pharmaceuticals Enterprises Inc.), a Florida corporation and its wholly owned subsidiary Karmoya International Ltd., a British Virgin Islands Company (Jiangbo Pharmaceuticals and Karmoya International collectively known as the “Company”), Genesis Jiangbo (Laiyang) Biotech Technologies Co. Ltd. and Laiyang Jiangbo Pharmaceuticals Co. Ltd., both limited liability companies organized under the laws of the Peoples Republic of China (Genesis Jiangbo and Laiyang Jiangbo collectively known as the “Guarantors”), and Pope Investments LLC, a Delaware Limited Liability Company (“Pope”) entered into a Repayment Agreement.  Under the terms of the Repayment Agreement, the Company, Guarantors and Pope agreed that the aggregate amount of $15,524,836.00 outstanding as of May 31, 2011, consisting of (1) the principal amounts of (a) $3.5 million under that certain six percent (6%) Convertible Subordinated Debenture originally due on November 30, 2010 (“Bond”); and (b) $11.5 million under that certain six percent (6%) Convertible Notes (“Notes”) originally due on May 30, 2011; and (2) $524,836.00 of interest collectively outstanding on such Bond and Notes, shall be due and payable by the Company and Guarantors to Pope on or before September 30, 2011.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.20 Repayment Agreement dated July 17, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.,
a Florida corporation

Dated: August 11, 2011	By:	/s/ Jin Linxian
Jin Linxian Chief Executive Officer